Exhibit 99.1

Prairie Operating Announces Acquisition of Producing E&P Assets

Transaction Expected to be Immediately Accretive to Key Financial Metrics

Adds 3,370 Boepd, Proven PV10 of over $250MM, and 62 Permitted PUDs to Existing Denver Julesburg (“DJ”) Basin Portfolio

HOUSTON, TX, January 11, 2024 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP; the “Company” or “Prairie”) today announced it has entered into a definitive agreement to acquire the assets of Nickel Road Operating LLC (“NRO”) for a total consideration of $94.5 million, subject to certain closing price adjustments and other customary closing conditions. The total consideration consists of $83 million in cash and $11.5 million in deferred cash payments. The effective date of the transaction is February 1, 2024.

The acquisition is expected to be accretive to Prairie’s shareholders across key financial metrics including production, reserves, and free cash flow. Furthermore, the addition of NRO’s assets strategically expands Prairie’s core operating area, increases inventory of high rate-of-return drilling locations, and provides additional flexibility to the 2024 drill schedule. The transaction adds over 5,500 net leasehold acres and 62 fully permitted proven undeveloped (“PUD”) drilling locations. The 84% liquids weighted assets produce approximately 3,370 net Boepd and add third-party engineered proven reserves estimated at 22.2 MMboe and $254 million in PV10 value, according to an independent, third-party reserve report by Cawley, Gillespie & Associates, Inc. (“CG&A”) using SEC pricing as of December 31, 2023.

NRO’s assets and operations are located near Prairie’s existing DJ Basin operations in largely rural Weld County, Colorado. The permitted PUDs are expected to payout in approximately 1 year from the onset of production and are economic in a low commodity price environment, with operational break-evens below $30/bbl WTI. (1) In addition, existing infrastructure provides takeaway capacity and opportunities to improve efficiencies.

“This acquisition increases and strengthens our overall position within a top-tier U.S. shale basin and aligns with our strategy of creating value through accretive acquisitions,” stated Ed Kovalik, Chairman and Chief Executive Officer of the Company. “Furthermore, the transaction positions us to accelerate our development program within free cash flow, supporting the Company’s stated goal of debt-free, long-term growth.”

Gary Hanna, President of the Company, added, “Today’s announcement underscores our commitment and ability to create value for our shareholders through accretive acquisitions. Today’s target rich environment gives us ample opportunity to continue executing our acquisition strategy. These assets strategically enhance our existing operations, enabling us to capitalize on operational efficiencies in the DJ Basin.”

Strategic Drivers & Asset Overview: (1)

●	3,370 net Boepd (84% liquids) flowing from 26 operated horizontal wells
●	5,500 net contiguous acres across four lateral targets
●	90% held by production (“HBP”)
●	94% working interest in seven operated Drilling and Spacing Units (“DSUs”) 74% net revenue interest
●	Adds 62 permitted PUDs

●	Free cash flow expected to support full field development program
●	No exposure to federal leases
●	Key infrastructure in place to support development plan

Financial Highlights: (1)

●	Expected to be immediately accretive to key financial metrics, including production, reserves, and cash flow
●	Adds 22.2 MMboe and $254 million in 1P PV10 value
●	Adds 5.3 MMboe and $104 million in PDP PV10 value
●	Cash flow from PDP operations expected to be ~$40 million over the next twelve months
●	Average IRRs of 75% and discounted ROI of 1.9x
●	Net payout after approximately 1 year of production per well
●	Development Break-even below $30/bbl WTI

Transaction Metrics: (1)

Based on an effective date of February 1, 2024, and existing production of approximately 3,370 Boepd, the transaction metrics are as follows:

●	PV15 of Proved Developed Producing (“PDP”) reserves
●	Implied multiple of 2.3x NTM cash flow
●	$28,000 per net flowing Boe
●	$17,000 per net acre
●	$4.25 per Boe of 1P reserves of 22.2 MMboe, as determined by CG&A. Including approximately $182 million of net undiscounted future development capital results in a recycle ratio of approximately 3.6x times.

A summary of reserves and values as of December 31, 2023 and as determined by CG&A follows.

Reserve Category	Formation	Well Count	Net Oil (mbo)	Net Gas (mmcf)	Net NGL (mbngl)	Net Equiv. (mboe)	PV10 ($000s)
PDP
	Codell	7	746	1,145	189	1,125	26,582
	Niobrara	19	1,909	6,733	1,160	4,191	77,313
	Total	26	2,655	7,878	1,349	5,317	103,895

PUD
	Codell	19	2,697	4,379	715	4,142	42,269
	Niobrara	43	6,141	19,483	3,392	12,780	107,252
	Total	62	8,838	23,862	4,107	16,922	149,521

TOTAL PROVED		88	11,493	31,740	5,456	22,239	253,416

Note: PV10 is a non-GAAP financial measure. See the “Non-GAAP Financial Measure” section below.

(1)	Based on CG&A reserve report using SEC pricing as of December 31, 2023, and NRO provided lease operating statements and corporate financial statements

Additional Information

A company presentation describing the acquisition can be found on the Company’s website (www.prairieopco.com). The transaction is currently expected to close in the first half of 2024. The Company expects to fund the transaction through a combination of public and / or private issuance of common stock, cash on hand, and proceeds from existing warrant exercises.

Non-GAAP Financial Measures

PV10 is derived from the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which is the most directly comparable GAAP financial measure for proved reserves. PV10 is a computation of the Standardized Measure on a pre-tax basis. PV10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10 percent. We believe that the presentation of PV10 is relevant and useful to our investors as supplemental disclosure to the Standardized Measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our reserves before considering future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies.

About Prairie Operating Co.

Prairie Operating Co. is a publicly-traded company engaged in the development, exploration, and production of oil, natural gas, and natural gas liquids with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. The company also owns crypto miner computer assets, complementary to its energy assets. The Company is dedicated to developing affordable, reliable energy to meet the world’s growing demand while continuing to protect the environment. To learn more, visit www.prairieopco.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, the ultimate outcome of the acquisition of NRO by the Company; the Company’s ability to consummate the proposed transaction with NRO; the Company’s ability to finance the proposed transaction with NRO; the possibility that the Company may be unable to achieve expected free cash flow accretion, production levels, drilling, operational efficiencies and other anticipated benefits within the expected time-frames or at all and to successfully integrate NRO’s operations with those of the Company; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; commodity price and cost volatility and inflation; general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets; the risks related to the growth of the Company’s business; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, and any subsequently filed Quarterly Report and Current Report on Form 8-K. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Reserve Information

The Company obtained the reserve report information referenced herein from CG&A with respect to the reserves of NRO. The reserves were calculated in accordance with SEC guidelines using the price of $76.97 per barrel for oil, $2.252 per MCF for gas, and $20.619 per barrel for NGL. The base rates of oil of $78.22 bbl and gas of $2.637 per million British Thermal Units (MMBtu) were based upon WTI-Cushing spot prices (EIA) during 2023 and upon Henry Hub spot prices (Platts Gas Daily) during 2023, respectively. The reserve classifications and the economic considerations applied in the reserve report conform to the criteria set forth in the 2018 Petroleum Resources Management System (PRMS) approved by the Society of Petroleum Engineers (SPE). All reserve estimates represent CG&A’s best judgment based on data available at the time of preparation of the reserve report, and CG&A’s assumptions as to future economic and regulatory conditions. It should be realized that the reserves are actually recovered, the revenue derived from, and the actual cost incurred could be more or less than the estimated amounts.

Investor Relations Contact:

Wobbe Ploegsma

wp@prairieopco.com

832.274.3449